SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          ________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): March 5, 2002


                               NEXLE CORPORATION
           (Exact name of registrant as specified in its charter)


        Delaware                    0-27314              52-2303874
 ------------------------------     -------              ----------
(State or other jurisdiction     (Commission         (I.R.S. Employer
 of incorporation)               File Number)       Identification No.)


                   3250 Hatch Rd. Cedar Park, Texas 78613
        (Address of principal executive offices, including zip code)

  Registrant's telephone number, including area code:  (512) 219-3277

PAGE 1

Item 5.  Other Events
    a. On March 5, 2002 Nexle Corporation introduced our first web enabled technology: "NatCaster" - The Nexle U.S. Natural Gas Storage Delta Forecasting System. This system uses Weather data from the National Weather Service and other sources to estimate current and future
        U.S. natural gas underground storage draws and replenishments for three to four weeks into the future. This system is designed for use by purchasing managers and traders for companies that produce, distribute and consume wholesale qualities of Natural Gas in the United States. The data is updated up to four times daily.

        Nexle's U.S. Natural Gas Storage Forecasting System "NatCaster" is now available for actual working demonstrations using live data. An online demonstration is also available online at Nexle's website:

        http://www.nexle.com

        Nexle's is pleased to introduce our "WeatherTailor" service as well. WeatherTailor can be custom tailored with market specific weather data and graphics to fit a customer's needs.

        Nexle's WeatherTailor is now now available for actual working demonstrations using live data. An online demonstration is also available online at Nexle's website:

        http://www.nexle.com

        Or those persons interested in viewing the "live" website can contact Nexle Corporation:

        Nexle Corporation
        512.219.3277
        or
        info@nexle.com

Item 7. Financial Statements and Exhibits.

    a. Nexle Corporation has changed it's SIC code to more closely reflect the exact nature of our business.
        Nexle Corpoartion's new SIC code is:

        7371 -- COMPUTER PROGRAMMING SERVICES



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                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                           NEXLE Corporation




Date: March 5, 2002                        /s/Darrell W. McEver
                                           --------------
                                           Darrell W. McEver
                                           President